Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue Pittsburgh, PA 15219-1800
Tel 412-227-2001
News Release	www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer
412-227-2118
BallLM@koppers.com

Koppers Holdings Inc. Reports Strong Third Quarter 2011 Results

Sales increase 19% for quarter

Operating profit increases 20% over prior year quarter as

both business segments show improved results

Diluted EPS of $1.08 compared to $0.75 for prior year quarter

PITTSBURGH, November 3, 2011 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2011 third quarter.

Consolidated sales of $401.0 million for the third quarter of 2011 were 19%, or $64.7 million higher than sales in the prior year quarter. Sales for Carbon Materials and Chemicals (CM&C) totaling $265.4 million increased by 22%, or $47.0 million over the prior year quarter while sales for Railroad and Utility Products (R&UP) of $135.6 million increased by 15%, or $17.7 million over the prior year quarter. The increase in sales in CM&C was due to higher sales volumes of carbon pitch, carbon black feedstock, and creosote combined with higher prices for carbon pitch and phthalic anhydride, which more than offset lower volumes for phthalic anhydride and lower prices for naphthalene. The positive effect of foreign currency translation also resulted in increased sales for CM&C for the quarter. R&UP sales increased due to higher volumes and prices for crossties and incremental sales of rail joint bar products.

Net income attributable to Koppers for the quarter ended September 30, 2011, was $22.4 million, or $1.08 per diluted share as compared to net income attributable to Koppers of $15.6 million, or $0.75 per diluted share, in the third quarter of 2010. The increases in net income attributable to Koppers and diluted earnings per share for the third quarter of 2011 were due primarily to higher prices for phthalic anhydride and carbon pitch and higher volumes and prices for crossties partially offset by increased raw material costs.

Adjusted EBITDA for the quarter ended September 30, 2011, was $47.8 million compared to $40.5 million in the third quarter of 2010. A reconciliation of net income to EBITDA and adjusted EBITDA is attached to this press release.

Consolidated sales for the nine months ended September 30, 2011, were 23%, or $216.0 million higher than sales in the prior year period. Sales for CM&C increased by 26%, or $157.7 million over the prior year period while sales for R&UP increased 17%, or $58.3 million. The increase in sales in CM&C was due to higher foreign currency translation, incremental sales from the March 2010 acquisition in The Netherlands, higher sales volumes of carbon pitch, carbon black feedstock and carbon black, and higher prices for phthalic anhydride and carbon black feedstock. R&UP sales were higher than the prior year due to higher volumes and prices for crossties and incremental sales of rail joint bar products, which more than offset lower volumes for treating services.

Net income attributable to Koppers for the nine months ended September 30, 2011, was $51.1 million, or $2.46 per diluted share as compared to net income attributable to Koppers of $39.0 million, or $1.89 per diluted share for the same period in 2010. Adjusted net income and adjusted diluted earnings per share were $50.4 million and $2.43 per share for the nine months ended September 30, 2011, compared to $40.1 million and $1.94 per share for the same period in 2010 after excluding $0.7 million of net after-tax gains for 2011, and after-tax charges of $0.9 million for 2010. The increases in adjusted net income and adjusted diluted earnings per share in 2011 were due primarily to the acquisition in The Netherlands, higher prices for phthalic anhydride and carbon black feedstock, and higher volumes and prices for crossties, partially offset by increased raw material costs. A reconciliation of net income to adjusted net income is attached to this press release.

Adjusted EBITDA for the nine months ended September 30, 2011, was $118.7 million compared to $105.3 million for the nine months ended September 30, 2010, after excluding $0.9 million of net gains in 2011. A reconciliation of net income to EBITDA and adjusted EBITDA is attached to this press release.

Potential impairment charge for carbon black plant

Due to the deteriorating operating conditions of our carbon black facility in Australia, we expect to recognize a non-cash impairment loss of approximately $22 million in the fourth quarter of 2011. President and CEO Walter W. Turner commented, “We will complete our strategic review of this business in the fourth quarter, at which point we will make a final decision regarding how to proceed. In any event, it is likely we will incur restructuring and other costs over the next several quarters as we implement our selected strategy. We expect to complete the estimate of these costs and the effect on cash flows in the fourth quarter.”

Commenting on the quarter, Mr. Turner said, “I am pleased with our financial results. Our product demand continues to increase in both business segments, especially in the global aluminum and North American railroad markets. Our focus continues to be on managing our escalating raw material costs through price increases, plant operating costs, and logistics savings. Looking ahead, we expect the upward trend of our global product demand to continue in both business segments in the seasonally lower fourth quarter.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 3, 2011, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (877) 941 2332 in the US/Canada or +1 (480) 629 9643 for International, Conference ID number 4480442. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4480442. The recording will be available for replay through November 17, 2011.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=4215704. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through November 17, 2011.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential”, “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Income

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net sales	$401.0	$336.3	$1,153.7	$937.7
Cost of sales (excluding items below)	333.9	280.4	978.4	786.4
Depreciation and amortization	7.1	7.0	20.8	20.4
Selling, general and administrative expenses	19.7	15.4	56.3	47.8

Operating profit	40.3	33.5	98.2	83.1
Other income	0.4	—	0.6	1.8
Interest expense	6.7	6.6	20.3	20.4

Income before income taxes	34.0	26.9	78.5	64.5
Income taxes	11.3	11.1	26.9	25.0

Income from continuing operations	22.7	15.8	51.6	39.5
Loss on sale of discontinued operations, net of tax	—	—	—	(0.2)

Net income	22.7	15.8	51.6	39.3
Net income attributable to noncontrolling interests	0.3	0.2	0.5	0.3

Net income attributable to Koppers	$22.4	$15.6	$51.1	$39.0

Earnings per common share:
Basic-
Continuing operations	$1.08	$0.76	$2.48	$1.91
Discontinued operations	—	—	—	(0.01)

Earnings per basic common share	$1.08	$0.76	$2.48	$1.90

Diluted-
Continuing operations	$1.08	$0.75	$2.46	$1.90
Discontinued operations	—	—	—	(0.01)

Earnings per diluted common share	$1.08	$0.75	$2.46	$1.89

Weighted average shares outstanding (in thousands):
Basic	20,603	20,566	20,598	20,533
Diluted	20,746	20,648	20,749	20,666
Dividends declared per common share	$0.22	$0.22	$0.66	$0.66

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$59.2	$35.3
Accounts receivable, net of allowance of $0.8 and $0.5	179.5	128.9
Income tax receivable	—	11.9
Inventories, net	167.1	165.4
Deferred tax assets	5.9	5.9
Other current assets	23.7	23.0

Total current assets	435.4	370.4
Equity in non-consolidated investments	4.9	4.7
Property, plant and equipment, net	168.8	168.2
Goodwill	72.3	72.1
Deferred tax assets	20.1	26.1
Other assets	27.7	27.7

Total assets	$729.2	$669.2

Liabilities
Accounts payable	$96.8	$87.9
Accrued liabilities	59.7	55.4
Dividends payable	5.2	5.1
Short-term debt and current portion of long-term debt	—	1.0

Total current liabilities	161.7	149.4
Long-term debt	310.6	295.4
Other long-term liabilities	114.9	124.5

Total liabilities	587.2	569.3
Commitments and contingent liabilities

Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,309,210 and 21,278,480 shares issued	0.2	0.2
Additional paid-in capital	141.2	137.0
Retained earnings (deficit)	25.5	(11.7)
Accumulated other comprehensive income (loss)	(12.1)	(12.3)
Treasury stock, at cost; 706,161 and 700,203 shares	(24.8)	(24.5)

Total Koppers shareholders’ equity	130.0	88.7

Noncontrolling interests	12.0	11.2

Total equity	$142.0	$99.9

Total liabilities and equity	$729.2	$669.2

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Cash provided by (used in) operating activities:
Net income	$51.6	$39.3
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	20.8	20.4
Gain on sale of fixed assets	(0.2)	(1.0)
Deferred income taxes	4.2	3.9
Equity income, net of dividends received	(0.2)	0.1
Change in other liabilities	(3.2)	(5.6)
Non-cash interest expense	1.2	1.3
Stock-based compensation	3.7	2.5
Other	(2.9)	0.4
(Increase) decrease in working capital:
Accounts receivable	(50.8)	(35.2)
Inventories	(2.5)	12.6
Accounts payable	9.5	6.9
Accrued liabilities and other working capital	13.3	18.7

Net cash provided by operating activities	$44.5	$64.3

Cash provided by (used in) investing activities:
Capital expenditures	$(19.6)	$(13.7)
Acquisitions	(1.0)	$(19.9)
Net cash proceeds from divestitures and asset sales	0.7	1.9

Net cash used in investing activities	$(19.9)	$(31.7)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$165.2	$138.9
Repayments of revolving credit	(150.2)	(178.9)
Repayments on long-term debt	(1.0)	(0.1)
Issuances of Common Stock	0.2	—
Repurchases of Common Stock	(0.2)	(0.9)
Payment of deferred financing costs	(0.5)	(0.4)
Dividends paid	(13.6)	(18.5)

Net cash used in financing activities	$(0.1)	$(59.9)

Effect of exchange rate changes on cash	(0.6)	2.0

Net increase (decrease) in cash and cash equivalents	$23.9	$(25.3)

Cash and cash equivalents at beginning of year	35.3	58.4

Cash and cash equivalents at end of year	$59.2	$33.1

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$265.4	$218.4	$757.8	$600.1
Railroad & Utility Products	135.6	117.9	395.9	337.6

Total	$401.0	$336.3	$1,153.7	$937.7
Operating profit:
Carbon Materials & Chemicals	$30.9	$26.1	$69.0	$58.2
Railroad & Utility Products	9.9	7.7	30.2	26.3
Corporate	(0.5)	(0.3)	(1.0)	(1.4)

Total	$40.3	$33.5	$98.2	$83.1
Operating margin:
Carbon Materials & Chemicals	11.6%	12.0%	9.1%	9.7%
Railroad & Utility Products	7.3%	6.5%	7.6%	7.8%

Total	10.0%	10.0%	8.5%	8.9%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$30.9	$26.1	$68.1	$59.8
Railroad & Utility Products	9.9	7.7	30.2	26.3
All Other	(0.5)	(0.3)	(1.0)	(1.4)

Total	$40.3	$33.5	$97.3	$84.7
Adjusted operating margin:
Carbon Materials & Chemicals	11.6%	12.0%	9.0%	10.0%
Railroad & Utility Products	7.3%	6.5%	7.6%	7.8%

Total	10.0%	10.0%	8.4%	9.0%

(1)	Cost of sales for CM&C for the nine months ended September 30, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S, G&A for CM&C for the nine months ended September 30, 2010 includes $1.6 million of expensed acquisition costs.

Koppers believes that adjusted net income, adjusted operating profit and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND

ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to Koppers	$22.4	$15.6	$51.1	$39.0

Charges impacting pre-tax income (1)
Gain on sale of Thornton	—	—	—	(1.6)
Acquisition costs expensed (not deductible)	—	—	—	1.6
Sale of technology	—	—	(0.9)	—

Total charges above impacting pre-tax income	—	—	(0.9)	—
Charges impacting net income, net of tax benefit	—	—	(0.7)	0.9

Adjusted net income including discontinued operations	$22.4	$15.6	$50.4	$39.9
Discontinued operations	—	—	—	0.2

Adjusted net income	$22.4	$15.6	$50.4	$40.1

(1)	Cost of sales for CM&C for the nine months ended September 30, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S, G&A for CM&C for the nine months ended September 30, 2010 includes $1.6 million of expensed acquisition costs. Other income for R&UP for the nine months ended September 30, 2010 includes $1.6 million for the gain on sale of the company’s wood treating facility in Thornton, NSW, Australia.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND ADJUSTED

DILUTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to Koppers	$22.4	$15.6	$51.1	$39.0

Adjusted net income including discontinued operations (from above)	$22.4	$15.6	$50.4	$39.9

Adjusted net income (from above)	$22.4	$15.6	$50.4	$40.1

Denominator for diluted earnings per share (000s)	20,746	20,648	20,749	20,666

Earnings per share:
Diluted earnings per share	$1.08	$0.75	$2.46	$1.89
Adjusted diluted earnings per share including discontinued operations	$1.08	$0.75	$2.43	$1.93
Adjusted diluted earnings per share	$1.08	$0.75	$2.43	$1.94

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$22.7	$15.8	$51.6	$39.3
Interest expense	6.7	6.6	20.3	20.4
Depreciation and amortization	7.1	7.0	20.8	20.4
Income tax provision	11.3	11.1	26.9	25.0
Discontinued operations	—	—	—	0.2

EBITDA with noncontrolling interests	47.8	40.5	119.6	105.3

Unusual items impacting net income (1)
Gain on sale of Thornton	—	—	—	(1.6)
Acquisition costs expensed	—	—	—	1.6
Sale of technology	—	—	(0.9)	—

Adjusted EBITDA with noncontrolling interests	$47.8	$40.5	$118.7	$105.3

(1)	Cost of sales for CM&C for the nine months ended September 30, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S, G &A for CM&C for the nine months ended September 30, 2010 includes $1.6 million of expensed acquisition costs. Other income for R&UP for the nine months ended September 30, 2010 includes $1.6 million for the gain on sale of the company’s wood treating facility in Thornton, NSW, Australia.